KPMG
Tempe, AZ

Q1 2023 EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Cousins Properties	1	Q1 2023 Supplemental Information

FORWARD-LOOKING STATEMENTS

Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2022, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future development and redevelopment opportunities, including fee development opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; entry into new markets, changes in existing market concentrations, or exits from existing markets; future changes in interest rates and liquidity of capital markets; and all statements that address operating performance, events, investments, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.

Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments, or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Phoenix, Tampa, Charlotte, Dallas, and Nashville, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; the impact of a public health crisis and the governmental and third-party response to such a crisis, which may affect our key personnel, our tenants, and the costs of operating our assets; sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy in regard to our real estate assets which may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the needs of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition of one or more of our tenants; volatility in interest rates and insurance rates; inflation and continuing increases in the inflation rate; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); cyber security breaches; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust or meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in the rates, or the ability to pay, dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.

The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

Cousins Properties	2	Q1 2023 Supplemental Information

EARNINGS RELEASE

COUSINS PROPERTIES REPORTS FIRST QUARTER 2023 RESULTS
Raises and Narrows Full Year 2023 FFO Guidance

ATLANTA (April 27, 2023) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended March 31, 2023.

“We had a productive start to 2023 with solid increases in same property cash NOI and second generation cash rent growth,” said Colin Connolly, president and chief executive officer of Cousins Properties. "While minimal near-term lease expirations translated into modest renewals this quarter, looking forward, the late-stage leasing pipeline has meaningfully accelerated, including opportunities at our Neuhoff development project in Nashville. As the office sector rebalances in favor of quality, Cousins is well-positioned to thrive with our premier Sun Belt trophy portfolio and exceptionally strong balance sheet."

Financial Results
For first quarter 2023:
•Net income available to common stockholders was $22.2 million, or $0.15 per share, compared to $28.0 million, or $0.19 per share, for first quarter 2022.
•Funds From Operations ("FFO") was $98.1 million, or $0.65 per share, compared to $99.4 million, or $0.67 per share, for first quarter 2022.
•We continue to record revenue on our lease with SVB Financial at our Hayden Ferry property in Phoenix on a straight-line basis without any reserve. SVB Financial is current on the financial obligations of its lease through May 2023, and there has been no rejection of the lease under SVB Financial's bankruptcy.

Operations and Leasing Activity
For first quarter 2023:
•Same property net operating income ("NOI") on a cash-basis increased 4.9%.
•Second generation net rent per square foot on a cash-basis increased 6.1%.
•Executed 258,000 square feet of office leases, including 159,000 square feet of new and expansion leases, representing 62% of total leasing activity.

Financing Activity
•Subsequent to quarter end, we executed a loan application for our Medical Offices at Emory Hospital property in Atlanta, which is owned in a 50-50 joint venture with Emory University. This $83 million interest-only mortgage loan will have a nine-year term and a fixed interest rate of 4.80%. It is expected to close in the second quarter, with the proceeds used to pay off the existing $62 million mortgage maturing June 1, 2023.
•Subsequent to quarter end, we entered into a floating-to-fixed interest rate swap on $200 million of our recently issued $400 million Term Loan maturing March 2025, fixing the underlying daily SOFR rate at 4.298% through maturity.

Cousins Properties	3	Q1 2023 Supplemental Information

EARNINGS RELEASE

Earnings Guidance
Full year 2023 earnings guidance updated as follows:
•Net income between $0.56 and $0.66 per share, updated from previous guidance of $0.57 and $0.69 per share.
•FFO between $2.55 and $2.65 per share, up from previous guidance between $2.52 and $2.64 per share.
•The change to FFO is primarily driven by higher parking income and anticipated termination fees.
•Guidance does not include any operating property acquisitions, operating property dispositions, or development starts.
•Guidance reflects management’s current plans and assumptions as of the date of this report and is subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings. Actual results could differ materially from this guidance.

Investor Conference Call and Webcast
The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Friday, April 28, 2023 to discuss the results of the quarter ended March 31, 2023. The number to call for this interactive teleconference is (877) 247-1056. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties First Quarter Conference Call” link on the Investor Relations page. A replay of the conference call will be available for seven days by dialing (877) 344-7529 and entering the passcode 2582611. The playback can also be accessed on the Company's website.

Cousins Properties	4	Q1 2023 Supplemental Information

COMPANY INFORMATION

THE COMPANY

Cousins Properties Incorporated ("Cousins") is a fully integrated, self-administered, and self-managed real estate investment trust (REIT). The Company, based in Atlanta and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.
MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President, Chief Investment Officer & Managing Director	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes
Executive Vice President, Development	Executive Vice President, General Counsel & Corporate Secretary	Senior Vice President & Chief Accounting Officer
BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly
Non-executive Chairman of Cousins Properties, Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Lillian C. Giornelli	R. Kent Griffin Jr.
Former Chief Executive Officer and Director of TIER REIT, Inc.	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation Inc.	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone
President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street Residential	President and Chief Executive Officer of R.D. Stone Interests
COMPANY INFORMATION / EQUITY COVERAGE(1)

Corporate Headquarters	Transfer Agent	Barclays	BofA Securities	BMO Capital Markets	Evercore ISI	Green Street	Jefferies
3344 Peachtree Road NE Suite 1800 Atlanta GA 30326 404.407.1000	American Stock Transfer & Trust Company LLC astfinancial.com 800.937.5449	Anthony Powell 212.526.8768	Camille Bonnel 416.369.2140	John Kim 212.885.4115	Steve Sakwa 212.446.9642	Dylan Burzinski 949.640.8780	Peter Abramowitz 212.336.7241

Investor Relations	Stock Exchange	J.P. Morgan	Mizuho Securities	RW Baird	Truist Securities	Wells Fargo	Wolfe Research
Roni Imbeaux Vice President, Finance & Investor Relations rimbeaux@cousins.com 404.407.1104	NYSE: CUZ	Anthony Paolone 212.622.6682	Vikram Malhotra 212.282.3827	Nicholas Thillman 414.298.5053	Michael Lewis 212.319.5659	Blaine Heck 443.263.6529	Andrew Rosivach 646.582.9250
(1) Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by the analysts listed above are theirs alone and do not represent opinions, forecasts, or predictions of Cousins or its management. Cousins does not, by its reference above or distribution, imply its endorsement of, or concurrence with, such information, conclusions, or recommendations.

Cousins Properties	5	Q1 2023 Supplemental Information

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $1,131,555 and $1,079,662 in 2023 and 2022, respectively	$6,744,701	$6,738,354
Projects under development	119,291	111,400
Land	158,430	158,430
	7,022,422	7,008,184

Cash and cash equivalents	3,585	5,145
Accounts receivable	9,634	8,653
Deferred rents receivable	192,713	184,043
Investment in unconsolidated joint ventures	136,721	112,839
Intangible assets, net	129,838	136,240
Other assets, net	88,057	81,912
Total assets	$7,582,970	$7,537,016
Liabilities:
Notes payable	$2,448,942	$2,334,606
Accounts payable and accrued expenses	205,018	271,103
Deferred income	154,088	128,636
Intangible liabilities, net	49,831	52,280
Other liabilities	104,055	103,442
Total liabilities	2,961,934	2,890,067
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 154,255,888 and 154,019,214 issued, and 151,693,864 and 151,457,190 outstanding in 2023 and 2022, respectively	154,256	154,019
Additional paid-in capital	5,631,076	5,630,327
Treasury stock at cost, 2,562,024 shares in 2023 and 2022	(147,157)	(147,157)
Distributions in excess of cumulative net income	(1,039,694)	(1,013,292)
Accumulated other comprehensive income	537	1,767
Total stockholders' investment	4,599,018	4,625,664
Nonredeemable noncontrolling interests	22,018	21,285
Total equity	4,621,036	4,646,949
Total liabilities and equity	$7,582,970	$7,537,016

Cousins Properties	6	Q1 2023 Supplemental Information

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenues:
Rental property revenues	$200,076	$183,227
Fee income	374	1,388
Other	2,278	2,283
	202,728	186,898
Expenses:
Rental property operating expenses	71,213	64,877
Reimbursed expenses	207	360
General and administrative expenses	8,438	8,063
Interest expense	25,030	15,525
Depreciation and amortization	75,770	70,744
Other	385	221
	181,043	159,790

Income from unconsolidated joint ventures	673	1,124
Loss on investment property transactions	(2)	(69)
Net income	22,356	28,163
Net income attributable to noncontrolling interests	(160)	(179)
Net income available to common stockholders	$22,196	$27,984

Net income per common share — basic and diluted	$0.15	$0.19
Weighted average shares — basic	151,579	148,739
Weighted average shares — diluted	151,880	149,002

Cousins Properties	7	Q1 2023 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st
Property Statistics
Consolidated Operating Properties	32	33	33	33	34	34	34
Consolidated Rentable Square Feet (in thousands)	17,758	18,136	18,136	18,136	18,424	18,424	18,444
Unconsolidated Operating Properties	3	3	3	2	2	2	2
Unconsolidated Rentable Square Feet (in thousands)	1,179	1,179	1,179	711	711	711	711
Total Operating Properties	35	36	36	35	36	36	36
Total Rentable Square Feet (in thousands)	18,937	19,315	19,315	18,847	19,135	19,135	19,155

Office Leasing Activity (2)
Net Leased during the Period (SF, in thousands)	2,096	324	588	431	632	1,976	258
Net Rent (per SF)	$35.24	$35.45	$32.34	$35.49	$34.04	$34.08	$34.45
Net Free Rent (per SF)	(1.45)	(2.36)	(0.99)	(1.97)	(2.69)	(1.97)	(2.07)
Leasing Commissions (per SF)	(2.77)	(3.01)	(2.65)	(2.86)	(2.60)	(2.74)	(2.83)
Tenant Improvements (per SF)	(5.47)	(6.34)	(5.33)	(5.69)	(6.61)	(5.98)	(6.29)
Leasing Costs (per SF)	(9.69)	(11.71)	(8.97)	(10.52)	(11.90)	(10.69)	(11.19)
Net Effective Rent (per SF)	$25.55	$23.74	$23.37	$24.97	$22.14	$23.39	$23.26
Change in Second Generation Net Rent	24.7%	27.4%	27.2%	20.4%	18.6%	23.2%	20.1%
Change in Cash-Basis Second Generation Net Rent	15.1%	15.4%	11.6%	4.8%	7.3%	9.5%	6.1%

Same Property Information (3)
Percent Leased (period end)	90.5%	90.0%	89.7%	89.2%	90.1%	90.1%	90.6%
Weighted Average Occupancy	90.0%	87.0%	86.9%	86.6%	86.2%	86.6%	87.0%
Change in NOI (over prior year period)	(0.5)%	(2.0)%	(2.2)%	1.8%	2.3%	0.0%	5.3%
Change in Cash-Basis NOI (over prior year period)	3.5%	0.1%	(0.2)%	1.5%	2.5%	1.0%	4.9%

Development Pipeline (4)
Estimated Project Costs (in thousands)	$759,000	$566,000	$566,000	$568,900	$428,500	$428,500	$428,500
Estimated Project Costs/Total Undepreciated Assets	8.9%	6.6%	6.5%	6.5%	4.8%	4.8%	4.8%

Market Capitalization
Common Stock Price	$40.28	$40.29	$29.23	$23.35	$25.29	$25.29	$21.38
Common Stock/Units Outstanding (in thousands)	148,713	148,788	151,465	151,459	151,482	151,482	151,718
Equity Market Capitalization (in thousands)	$5,990,160	$5,994,669	$4,427,322	$3,536,568	$3,830,980	$3,830,980	$3,243,731
Debt (in thousands)	2,350,314	2,462,197	2,425,339	2,372,931	2,424,004	2,424,004	2,544,956
Total Market Capitalization (in thousands)	$8,340,474	$8,456,866	$6,852,661	$5,909,499	$6,254,984	$6,254,984	$5,788,687

Continued on next page

Cousins Properties	8	Q1 2023 Supplemental Information

KEY PERFORMANCE METRICS (1)

	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st
Credit Ratios
Net Debt/Total Market Capitalization	28.0%	28.9%	35.1%	39.9%	38.6%	38.6%	43.7%
Net Debt/Total Undepreciated Assets	27.5%	28.4%	27.7%	26.7%	27.2%	27.2%	28.1%
Net Debt/Annualized EBITDAre	4.86	5.28	4.93	4.75	4.93	4.93	5.13
Fixed Charges Coverage (EBITDAre)	5.45	5.56	5.56	5.13	4.72	5.21	4.48

Dividend Information
Common Dividend per Share	$1.24	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32
Funds From Operations (FFO) Payout Ratio	45.3%	48.7%	46.3%	46.4%	48.4%	47.4%	49.5%
Funds Available for Distribution (FAD) Payout Ratio	63.1%	67.3%	70.6%	72.2%	76.6%	70.6%	63.8%

Operations Ratio
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.34%	0.38%	0.32%	0.29%	0.30%	0.30%	0.37%

Additional Information
In-Place Gross Rent (per SF) (5)	$42.85	$43.90	$44.39	$44.85	$44.87	$44.87	$46.02
Straight-Line Rental Revenue (in thousands)	$25,503	$5,501	$6,378	$8,966	$8,108	$28,953	$8,431
Above and Below Market Rents Amortization, Net (in thousands)	$8,392	$1,771	$1,669	$1,538	$1,466	$6,444	$1,559
Second Generation Capital Expenditures (in thousands)	$81,642	$21,280	$24,324	$26,636	$27,261	$99,501	$13,728

(1)	For Non-GAAP Financial Measures, see the calculations and reconciliations on pages 31-37.
(2)	See Office Leasing Activity on page 19 for additional detail and explanations.
(3)
Same Property Information is derived from the pool of same office properties as existed in the period originally reported. See Same Property Performance on page 18 and Non-GAAP Financial Measures - Calculations and Reconciliations on page 31 for additional information.

(4)	The Company's share of estimated project costs. See Development Pipeline on page 25 for additional detail.
(5)	In-place gross rent equals the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

Cousins Properties	9	Q1 2023 Supplemental Information

KEY PERFORMANCE METRICS

Total Rentable Square Feet             Equity Market Capitalization           Net Debt / Annualized EBITDAre

Same Property NOI Change         Second Generation Net Rent Change      Annualized General & Administrative
Cash-Basis (1)                     Cash-Basis (1)             Expenses / Total Undepreciated Assets
(1) Office properties only.

    Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

Cousins Properties	10	Q1 2023 Supplemental Information

FUNDS FROM OPERATIONS - SUMMARY

	(amounts in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st
Net Income	$278,996	$28,163	$34,164	$80,769	$24,349	$167,445	$22,356
Fee and Other Income	(21,115)	(5,133)	(2,955)	(1,957)	(1,198)	(11,243)	(2,788)
General and Administrative Expenses	29,321	8,063	6,996	6,498	6,762	28,319	8,438
Interest Expense	67,027	15,525	16,549	18,380	22,083	72,537	25,030
Depreciation and Amortization	288,092	70,744	69,861	79,116	75,866	295,587	75,770
Reimbursed and Other Expenses	4,607	581	1,102	649	1,826	4,158	592
Income from Unconsolidated Joint Ventures	(6,801)	(1,124)	(5,280)	(634)	(662)	(7,700)	(673)
NOI from Unconsolidated Joint Ventures	19,223	2,719	2,542	2,819	1,444	9,524	1,409
Transaction Loss (Gain)	(165,630)	69	72	(56,240)	(328)	(56,427)	2
NOI (1)	$493,720	$119,607	$123,051	$129,400	$130,142	$502,200	$130,136
Fee and Other Income (1)	21,362	5,168	3,046	2,013	1,232	11,459	2,825
General and Administrative Expenses	(29,321)	(8,063)	(6,996)	(6,498)	(6,762)	(28,319)	(8,438)
Interest Expense (1)	(69,937)	(16,142)	(17,238)	(19,390)	(22,370)	(75,140)	(25,310)
Reimbursed and Other Expenses (1)	(5,936)	(990)	(1,474)	(955)	(1,942)	(5,361)	(1,011)
Depreciation and Amortization of Non-Real Estate Assets	(623)	(155)	(158)	(138)	(107)	(558)	(108)
Gain (Loss) on Sales of Undepreciated Investment Properties	(64)	—	4,500	(22)	—	4,478	—
FFO (1)	$409,201	$99,425	$104,731	$104,410	$100,193	$408,759	$98,094
Weighted Average Shares - Diluted	148,891	149,002	149,142	151,695	151,835	150,419	151,880
FFO per Share (1)	$2.75	$0.67	$0.70	$0.69	$0.66	$2.72	$0.65

(1) The above amounts include our share of amounts from unconsolidated joint ventures for the respective category. The Company does not control the operations of these unconsolidated joint ventures but believes including these amounts is meaningful to investors and analysts.

Cousins Properties	11	Q1 2023 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st
NOI
Consolidated Properties
The Domain (2)	$60,987	$15,443	$15,510	$18,478	$19,273	$68,704	$18,144
Terminus (2)	27,148	7,439	7,673	9,228	8,568	32,908	8,097
Corporate Center (2)	29,106	7,050	7,090	7,144	7,310	28,594	7,467
Spring & 8th (2)	29,413	7,424	7,282	7,352	7,361	29,419	7,361
Hayden Ferry (2)	24,528	6,133	5,990	6,094	6,087	24,304	5,934
Northpark (2)	26,562	6,098	6,317	5,278	5,006	22,699	5,136
725 Ponce	7,669	4,527	4,686	4,596	4,734	18,543	4,777
Buckhead Plaza (2)	12,577	3,646	4,013	4,563	4,758	16,980	4,766
Fifth Third Center	18,592	4,229	4,340	4,675	4,431	17,675	4,732
One Eleven Congress	18,193	4,342	4,531	4,547	3,978	17,398	4,246
Avalon (2)	14,381	3,637	3,969	4,156	4,165	15,927	4,243
3344 Peachtree	14,927	3,966	3,931	3,848	3,946	15,691	3,992
San Jacinto Center	15,652	4,252	4,316	4,113	3,322	16,003	3,940
300 Colorado	1,130	3,275	3,050	2,762	4,033	13,120	3,772
The Terrace (2)	16,713	3,133	3,583	3,225	3,472	13,413	3,698
100 Mill	—	—	1,405	2,550	3,343	7,298	3,603
BriarLake Plaza (2)	18,142	3,879	3,740	3,547	3,580	14,746	3,545
Promenade Tower	14,933	2,968	2,901	2,867	3,434	12,170	3,377
The RailYard	12,496	3,153	3,258	3,255	3,234	12,900	3,332
Colorado Tower	13,060	3,155	2,746	3,226	3,325	12,452	3,282
550 South	10,593	2,652	2,665	2,654	2,723	10,694	2,698
Legacy Union One	9,466	2,357	2,342	2,355	2,367	9,421	2,364
Heights Union (2)	1,303	1,641	1,461	2,033	3,177	8,312	2,338
Domain Point (2)	5,055	1,761	1,741	1,837	1,746	7,085	2,025
3350 Peachtree	6,083	992	1,771	1,339	1,418	5,520	1,477
111 West Rio	5,630	1,419	1,416	1,424	1,410	5,669	1,417
Meridian Mark Plaza	4,110	1,042	1,408	1,268	1,243	4,961	1,286
Research Park V	4,044	1,059	1,087	1,162	1,160	4,468	1,166
The Pointe	4,685	1,156	1,211	1,234	1,251	4,852	1,056
3348 Peachtree	5,427	1,257	1,348	984	1,183	4,772	1,050
5950 Sherry Lane	4,549	951	849	841	828	3,469	861
Harborview Plaza	3,211	844	882	842	861	3,429	849
Tempe Gateway	6,086	1,423	1,057	1,077	716	4,273	819
Promenade Central (3)	9,026	—	—	—	224	224	716
Other (4)	19,020	585	940	2,027	1,031	4,583	1,161
Subtotal - Consolidated	474,497	116,888	120,509	126,581	128,698	492,676	128,727
Continued on next page

Cousins Properties	12	Q1 2023 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st
Unconsolidated Properties (5)
Medical Offices at Emory Hospital	4,332	1,112	1,152	1,126	1,141	4,531	1,054
120 West Trinity (2)	827	301	305	350	346	1,302	326
300 Colorado	2,931	—	—	—	—	—	—
Other (6)	11,133	1,306	1,085	1,343	(43)	3,691	29
Subtotal - Unconsolidated	19,223	2,719	2,542	2,819	1,444	9,524	1,409
Total Net Operating Income (1)	493,720	119,607	123,051	129,400	130,142	502,200	130,136
Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	(64)	—	—	—	—	—	—
Unconsolidated (5)	—	—	4,500	(22)	—	4,478	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	(64)	—	4,500	(22)	—	4,478	—

Fee and Other Income
Development Fees	12,081	817	1,404	957	—	3,178	—
Management Fees (7)	3,374	571	901	720	749	2,941	374
Termination Fees	5,105	1,462	449	242	311	2,464	136
Termination Fees - Unconsolidated (5)	81	—	—	—	—	—	—
Leasing & Other Fees	104	—	—	—	—	—	—
Interest and Other Income	450	2,283	201	38	138	2,660	2,278
Interest and Other Income - Unconsolidated (5)	167	35	91	56	34	216	37
Total Fee and Other Income	21,362	5,168	3,046	2,013	1,232	11,459	2,825

General and Administrative Expenses	(29,321)	(8,063)	(6,996)	(6,498)	(6,762)	(28,319)	(8,438)

Interest Expense
Consolidated Interest Expense
Term Loan, Unsecured ($400M)	—	—	—	—	(4,936)	(4,936)	(5,856)
Term Loan, Unsecured ($350M)	(4,332)	(1,430)	(1,918)	(3,279)	(4,982)	(11,609)	(4,902)
Terminus (2)	(5,779)	(1,406)	(1,309)	(1,293)	(1,636)	(5,644)	(3,513)
Credit Facility, Unsecured	(5,602)	(1,795)	(2,585)	(3,533)	(1,846)	(9,759)	(3,054)
Senior Notes, Unsecured ($275M)	(10,975)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)
Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,490)
Senior Notes, Unsecured ($250M)	(9,764)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)
Senior Notes, Unsecured ($125M)	(4,789)	(1,197)	(1,198)	(1,197)	(1,197)	(4,789)	(1,197)
Fifth Third Center	(4,625)	(1,138)	(1,131)	(1,123)	(1,116)	(4,508)	(1,108)
Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,037)	(1,036)	(1,036)	(4,145)	(1,036)
Colorado Tower	(4,006)	(988)	(982)	(976)	(971)	(3,917)	(965)
Continued on next page

Cousins Properties	13	Q1 2023 Supplemental Information

FUNDS FROM OPERATIONS - DETAIL (1)

	(amounts in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st
Domain 10	(3,095)	(792)	(788)	(783)	(778)	(3,141)	(774)
Other (8)	(6,213)	(1,519)	(1,518)	(1,512)	(243)	(4,792)	(41)
Capitalized (9)	6,257	3,451	3,591	4,026	4,332	15,400	5,091
Subtotal - Consolidated Interest Expense	(67,026)	(15,525)	(16,549)	(18,380)	(22,083)	(72,537)	(25,030)
Unconsolidated Interest Expense (5)
Medical Offices at Emory Hospital	(1,170)	(288)	(286)	(284)	(289)	(1,147)	(280)
Other (8)	(1,741)	(329)	(403)	(726)	2	(1,456)	—
Subtotal - Unconsolidated Interest Expense	(2,911)	(617)	(689)	(1,010)	(287)	(2,603)	(280)
Total Interest Expense	(69,937)	(16,142)	(17,238)	(19,390)	(22,370)	(75,140)	(25,310)

Reimbursed and Other Expenses
Reimbursed Expenses (7)	(2,476)	(360)	(677)	(418)	(569)	(2,024)	(207)
Property Taxes and Other Holding Costs	(941)	(230)	(262)	(247)	(326)	(1,065)	(323)
Partners' Share of FFO in Consolidated Joint Ventures	(1,284)	(396)	(258)	(288)	(362)	(1,304)	(406)
Severance	(406)	—	(170)	—	—	(170)	(72)
Gain (Loss) on Extinguishment of Debt	—	—	(100)	—	269	169	—
Predevelopment & Other Costs	(829)	(4)	(7)	(2)	(954)	(967)	(3)
Total Reimbursed and Other Expenses	(5,936)	(990)	(1,474)	(955)	(1,942)	(5,361)	(1,011)

Depreciation and Amortization of Non-Real Estate Assets	(623)	(155)	(158)	(138)	(107)	(558)	(108)

FFO	$409,201	$99,425	$104,731	$104,410	$100,193	$408,759	$98,094
Weighted Average Shares - Diluted	148,891	149,002	149,142	151,695	151,835	150,419	151,880
FFO per Share	$2.75	$0.67	$0.70	$0.69	$0.66	$2.72	$0.65

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) Promenade Central is in the final stages of redevelopment and not yet stabilized.
(4) Primarily represents properties sold prior to March 31, 2023, see page 24. Also includes College Street Garage and properties in the final stages of development and not yet stabilized.
(5) Unconsolidated amounts include amounts recorded in unconsolidated joint ventures for the respective category multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.
(6) Primarily represents unconsolidated investments sold prior to March 31, 2023, see page 24. Also includes NOI from unconsolidated investments not yet stabilized.
(7) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.
(8) Represents interest on consolidated loans repaid and our share of interests on loans of unconsolidated investments sold prior to March 31, 2023.
(9) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development and redevelopment projects as well as to equity in unconsolidated development projects.

Cousins Properties	14	Q1 2023 Supplemental Information

PORTFOLIO STATISTICS

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 1Q23	Property Level Debt ($ in thousands) (3)
				1Q23	4Q22	1Q23	4Q22

Terminus (4)	1,226,000	Consolidated	100%	86.4%	88.7%	81.1%	83.2%	6.2%	$220,653
Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	5.7%	—
Northpark (4)	1,539,000	Consolidated	100%	76.7%	76.1%	74.6%	71.7%	4.0%	—
725 Ponce	372,000	Consolidated	100%	100.0%	100.0%	98.4%	98.4%	3.7%	—
Buckhead Plaza (4)	678,000	Consolidated	100%	90.6%	93.8%	85.7%	86.0%	3.7%	—
Avalon (4)	480,000	Consolidated	100%	100.0%	97.8%	97.3%	98.7%	3.3%	—
3344 Peachtree	484,000	Consolidated	100%	96.9%	96.9%	96.9%	95.8%	3.1%	—
Promenade Tower	777,000	Consolidated	100%	81.7%	77.8%	71.2%	75.0%	2.6%	—
3350 Peachtree	413,000	Consolidated	100%	57.8%	57.0%	53.3%	52.5%	1.1%	—
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.0%	—
Medical Offices at Emory Hospital	358,000	Unconsolidated	50%	99.5%	99.5%	99.5%	98.3%	0.7%	31,203
3348 Peachtree	258,000	Consolidated	100%	76.3%	75.5%	74.9%	74.9%	0.7%	—
Promenade Central (5) (6)	378,000	Consolidated	100%	61.6%	60.7%	19.9%	11.1%	0.6%	—
120 West Trinity Office	43,000	Unconsolidated	20%	100.0%	100.0%	100.0%	90.4%	0.1%	—
ATLANTA (6)	7,931,000			86.6%	86.5%	83.2%	83.3%	36.5%	251,856

The Domain (4)	1,899,000	Consolidated	100%	100.0%	100.0%	99.8%	100.0%	14.1%	73,539
One Eleven Congress	519,000	Consolidated	100%	83.6%	83.8%	80.7%	80.6%	3.3%	—
San Jacinto Center	399,000	Consolidated	100%	93.9%	93.9%	80.8%	78.7%	3.0%	—
300 Colorado	378,000	Consolidated	100%	100.0%	100.0%	88.3%	88.3%	2.9%	—
The Terrace (4)	619,000	Consolidated	100%	79.4%	80.7%	79.2%	76.2%	2.8%	—
Colorado Tower	373,000	Consolidated	100%	97.4%	97.4%	87.6%	89.2%	2.5%	108,559
Domain Point (4)	240,000	Consolidated	96.5%	100.0%	100.0%	97.7%	96.6%	1.6%	—
Research Park V	173,000	Consolidated	100%	97.1%	97.1%	97.1%	97.1%	0.9%	—
AUSTIN	4,600,000			94.5%	94.7%	91.1%	90.6%	31.1%	182,098

Hayden Ferry (4)	792,000	Consolidated	100%	93.1%	94.2%	89.7%	91.0%	4.6%	—
100 Mill (5)	288,000	Consolidated	90%	92.3%	92.3%	92.3%	92.3%	2.8%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.1%	—
Tempe Gateway	264,000	Consolidated	100%	55.2%	65.4%	46.9%	51.4%	0.6%	—
PHOENIX	1,569,000			87.5%	89.8%	84.3%	85.7%	9.1%	—

Corporate Center (4)	1,227,000	Consolidated	100%	96.2%	97.2%	96.9%	95.1%	5.7%	—
Heights Union (4) (5)	294,000	Consolidated	100%	100.0%	100.0%	94.1%	94.1%	1.8%	—
The Pointe	253,000	Consolidated	100%	87.3%	92.1%	86.0%	89.0%	0.8%	—
Harborview Plaza	205,000	Consolidated	100%	80.8%	80.8%	80.8%	80.8%	0.7%	—
TAMPA	1,979,000			94.1%	95.2%	93.4%	92.7%	9.0%	—

Fifth Third Center	692,000	Consolidated	100%	90.8%	90.8%	90.8%	90.8%	3.6%	129,046
The RailYard	329,000	Consolidated	100%	99.4%	99.4%	99.0%	98.6%	2.6%	—
550 South	394,000	Consolidated	100%	97.9%	97.9%	97.9%	97.9%	2.1%	—
CHARLOTTE	1,415,000			94.8%	94.8%	94.7%	94.6%	8.3%	129,046

Continued on next page

Cousins Properties	15	Q1 2023 Supplemental Information

PORTFOLIO STATISTICS

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 1Q23	Property Level Debt ($ in thousands) (3)
				1Q23	4Q22	1Q23	4Q22

BriarLake Plaza (4)	835,000	Consolidated	100%	97.5%	95.5%	76.3%	75.5%	2.7%	—
HOUSTON	835,000			97.5%	95.5%	76.3%	75.5%	2.7%	—

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.8%	—
5950 Sherry Lane	197,000	Consolidated	100%	76.3%	73.4%	76.9%	71.9%	0.7%	—
DALLAS	516,000			91.0%	89.8%	91.2%	89.3%	2.5%	—

TOTAL OFFICE (6)	18,845,000			90.8%	91.0%	87.2%	87.1%	99.2%	$563,000

Other Properties (1)
College Street Garage - Charlotte (5)	N/A	Consolidated	100%	N/A	N/A	N/A	N/A	0.7%	—
120 West Trinity Apartment - Atlanta (330 units) (5)	310,000	Unconsolidated	20%	97.1%	93.8%	95.7%	93.3%	0.1%	—

TOTAL OTHER	310,000			97.1%	93.8%	95.7%	93.3%	0.8%	$—

TOTAL (6)	19,155,000			90.8%	91.0%	87.2%	87.1%	100.0%	$563,000

(1)	Represents the Company's operating properties, excluding properties on the development pipeline, and properties sold prior to March 31, 2023.
(2)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(3)	The Company's share of property-specific mortgage debt, including net of unamortized loan costs, as of March 31, 2023.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Not included in Same Property as of March 31, 2023.
(6)
While under redevelopment and until stabilization, Promenade Central was excluded from the Atlanta, Total Office, and Total Portfolio calculations of end of period leased and weighted average occupancy at and for the quarters ended March 31, 2023 and December 31, 2022. Promenade Central will be added back to the total calculations when weighted average occupancy stabilizes, which is the earlier of when it reaches 90% occupancy or in fourth quarter 2023 (one year after the redevelopment activity was substantially complete).

Cousins Properties	16	Q1 2023 Supplemental Information

PORTFOLIO STATISTICS

First Quarter 2023 Portfolio NOI by Market

Dallas
2.5%
Nashville (1)
Charlotte
9.0%
Phoenix
9.1%
Atlanta
36.6%
Austin
31.1%
Houston
2.7%
Tampa
9.0%

(1) The Company is developing a mixed-use project in Nashville through a 50% owned joint venture. See pages 25 and 30 for additional details.

Cousins Properties	17	Q1 2023 Supplemental Information

SAME PROPERTY PERFORMANCE (1)

	($ in thousands)
	Three Months Ended March 31,
	2023	2022	% Change
Rental Property Revenues (2)	$191,299	$180,020	6.3%
Rental Property Operating Expenses (2)	69,279	64,191	7.9%
Same Property Net Operating Income	$122,020	$115,829	5.3%

Cash-Basis Rental Property Revenues (3)	$182,455	$172,005	6.1%
Cash-Basis Rental Property Operating Expenses (4)	69,057	63,931	8.0%
Cash-Basis Same Property Net Operating Income	$113,398	$108,074	4.9%

End of Period Leased	90.6%	90.5%
Weighted Average Occupancy	87.0%	87.4%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. See Portfolio Statistics on pages 15 and 16 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 31.

(2)	Rental Property Revenues and Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property Expenses at the joint ventures, multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.
(3)	Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, and other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.
(4)	Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

Cousins Properties	18	Q1 2023 Supplemental Information

OFFICE LEASING ACTIVITY

	Three Months Ended March 31, 2023
	New	Renewal	Expansion	Total
Gross leased square feet (1)				330,108
Less exclusions (2)				(72,270)
Net leased square feet	148,394	99,199	10,245	257,838
Number of transactions	11	14	4	29
Lease term in years (3)	9.6	3.1	5.4	6.9

Net effective rent calculation (per square foot per year) (3)
Net annualized rent (4)	$37.46	$30.16	$32.51	$34.45
Net free rent	(2.70)	(1.11)	(2.24)	(2.07)
Leasing commissions	(3.13)	(2.41)	(2.58)	(2.83)
Tenant improvements	(8.72)	(2.60)	(6.78)	(6.29)
Total leasing costs	(14.55)	(6.12)	(11.60)	(11.19)
Net effective rent	$22.91	$24.04	$20.91	$23.26

Second generation leased square footage (5)				155,936
Increase in straight-line basis second generation net rent per square foot (6)				20.1%
Increase in cash-basis second generation net rent per square foot (7)				6.1%

(1)	Comprised of total square feet leased, unadjusted for ownership share and excluding apartment leasing.
(2)	Adjusted for leases one year or less, leases for retail, amenity, storage, percentage rent, and intercompany space.
(3)	Weighted average of net leased square feet.
(4)	Straight-line net rent per square foot (operating expense reimbursements deducted from gross leases) over the lease term prior to any deductions for leasing costs.
(5)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, and leases for spaces that have been vacant for one year or more.
(6)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(7)	Increase in second generation net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the increase in net cash rent at the end of the term of the original lease is compared to net cash rent at the beginning of the extended term of the lease. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

Cousins Properties	19	Q1 2023 Supplemental Information

OFFICE LEASE EXPIRATIONS

Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($ in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2023	781,327	4.7%	$33,781	3.9%	$43.23
2024	966,139	5.9%	43,617	5.1%	45.15
2025	1,854,377	11.3%	86,798	10.1%	46.81
2026	1,462,455	8.9%	69,586	8.1%	47.58
2027	1,640,078	10.0%	74,026	8.6%	45.14
2028	1,591,987	9.7%	79,740	9.2%	50.09
2029	1,530,169	9.3%	78,762	9.1%	51.47
2030	1,507,379	9.2%	100,208	11.6%	66.48
2031	1,130,949	6.9%	68,235	7.9%	60.33
2032 & Thereafter	4,001,771	24.1%	227,650	26.4%	56.89

Total	16,466,631	100.0%	$862,403	100.0%	$52.37

(1) Company's share of leases expiring after March 31, 2023. Expiring square footage for which new leases have been executed is reflected based on the expiration date of the new lease.
(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

Cousins Properties	20	Q1 2023 Supplemental Information

TOP 20 OFFICE TENANTS

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent ($ in thousands) (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Amazon	5	3	1,005,416	$52,947	7.3%	6.1
2	NCR Corporation	2	2	815,634	40,379	5.6%	10.2
3	Pioneer Natural Resources	2	1	359,660	25,868	3.6%	8.4
4	Meta Platforms	1	1	422,252	25,009	3.4%	6.9
5	Expedia	1	1	315,882	17,683	2.4%	8.0
6	Bank of America	2	2	347,139	12,387	1.7%	2.7
7	Apache	1	1	210,012	9,658	1.3%	13.7
8	Wells Fargo	5	3	201,801	9,139	1.3%	2.9
9	SVB Financial Group (3)	1	1	204,751	8,596	1.2%	2.8
10	Ovintiv USA	1	1	318,582	8,190	1.1%	4.3
11	WeWork Companies	4	2	169,050	7,902	1.1%	10.5
12	ADP	1	1	225,000	7,500	1.0%	5.0
13	Westrock Shared Services	1	1	205,185	7,309	1.0%	7.1
14	Regus Equity Business Centers	5	4	145,119	7,141	1.0%	5.7
15	BlackRock	1	1	131,656	6,937	1.0%	13.2
16	McGuireWoods	2	2	187,119	6,769	0.9%	3.7
17	Workrise Technologies	1	1	93,210	6,650	0.9%	5.3
18	Amgen	1	1	163,169	6,456	0.9%	5.6
19	Samsung Engineering America	1	1	133,860	6,348	0.9%	3.7
20	McKinsey & Company Inc.	2	2	130,513	6,243	0.9%	9.6
	Total			5,785,010	$279,111	38.5%	6.9

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)	Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of March 31, 2023. If the tenant is in a free rent period as of March 31, 2023, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full cash rent.
(3)	Information related to SVB Financial Group's ("SVB Financial") lease can be found in an 8-K we filed on March 15, 2023. The Company continues to record revenue on our lease with SVB Financial at the Hayden Ferry property in Phoenix on a straight-line basis without any reserve. SVB Financial is current on the financial obligations of its lease through May 2023, and there has been no rejection of the lease to date under SVB Financial's bankruptcy.

Note:	This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

Cousins Properties	21	Q1 2023 Supplemental Information

TENANT INDUSTRY DIVERSIFICATION

Percentage of Company's Share of Annualized Rent (1)

Financial 16.3%
Technology 26.3%
Professional Services 14.4%
Marketing/Media/Creative 2.0%
Construction/Design 2.3%
Insurance 3.3%
Other 3.3%
Legal 8.7%
Real Estate 4.4%
Health Care 5.5%
Energy 7.2%
Consumer Goods & Services 6.3%

Note: Management uses SIC codes when available, along with judgment, to determine tenant industry classification.
(1) Annualized Rent represents the annualized rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of March 31, 2023. If the tenant is in a free rent period as of March 31, 2023, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month the tenant is required to pay full rent.

Cousins Properties	22	Q1 2023 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2022
Avalon (2)	Office	Atlanta	100%	2Q	480,000	$43,400

2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	300,200
Heights Union	Office	Tampa	100%	4Q	294,000	144,800

2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,300

2019
Promenade Central	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(3)
Terminus (4)	Office	Atlanta	100%	4Q	1,226,000	246,000

					8,870,000	$1,017,700
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing (5)	Square Feet	Total Project Cost ($ in thousands) (1)

2022
300 Colorado	Office	Austin	100%	1Q	369,000	$193,000
100 Mill	Office	Phoenix	90%	4Q	288,000	156,000

2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

2018
Spring & 8th	Office	Atlanta	100%	1Q/4Q	765,000	336,000

					2,927,000	$1,194,000
(1) Except as otherwise noted, amounts represent total purchase prices, total project costs paid by the Company and, where applicable, its joint venture partner, including certain allocated costs required by GAAP that were not incurred by the joint venture.
(2) Purchased outside interest of 10% in HICO Avalon LLC and HICO Avalon II LLC for $43 million in a transaction that valued the properties at $302 million.
(3) Properties acquired in the merger with TIER REIT, Inc.
(4) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.
(5) Represents timing of stabilization (90% economic occupancy or one year beyond the cessation of major construction activity).

Continued on next page

Cousins Properties	23	Q1 2023 Supplemental Information

INVESTMENT ACTIVITY

Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands)
2022
Carolina Square	Mixed	Charlotte	50%	3Q	468,000	$105,000	(1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place	Office	Charlotte	50%	3Q	281,000	60,800	(1)
816 Congress	Office	Austin	100%	4Q	435,000	174,000

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village	Office	Charlotte	50%	1Q	1,061,000	52,200	(1)
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

					5,511,000	$1,281,800

(1) Amount represents proceeds, before debt and other adjustments, received by the Company for the sale of its unconsolidated interest in the joint venture to its partner.

Cousins Properties	24	Q1 2023 Supplemental Information

DEVELOPMENT PIPELINE (1)

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost (1) (2) ($ in thousands)	Company's Share of Estimated Project Cost (2) ($ in thousands)	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Cost Incurred to Date (2) ($ in thousands)	Percent Leased	Initial Revenue Recognition (3)	Estimated Stabilization (4)

Neuhoff (5)	Mixed	Nashville	50%	3Q21		$563,000	$281,500	$370,234	$185,117
Commercial					448,000					—%	4Q23	4Q24
Apartments					542					—%	2Q24	2Q25
Domain 9	Office	Austin	100%	2Q21	338,000	147,000	147,000	114,532	114,532	97%	1Q24	1Q25

Total						$710,000	$428,500	$484,766	$299,649

(1)	This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization. Amounts included in the estimated project cost column are the estimated costs of the project through stabilization. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.
(2)	Estimated and incurred project costs are construction costs plus financing costs on project-specific debt. Neuhoff has a project-specific construction loan (see Note 5). The above schedule excludes any financing cost assumptions for projects without project-specific debt and any other incremental capitalized costs required by GAAP.
(3)	Initial revenue recognition represents the quarter within which the Company first recognized or estimates it will begin recognizing revenue under GAAP.
(4)	A project is stabilized when it is substantially complete and held for occupancy, which is the earlier of (1) the date on which the project achieves 90% economic occupancy or (2) one year from cessation of major construction activity on the core building development. Until the project is stabilized, the Company capitalizes interest, real estate taxes, and certain operating expenses on the unoccupied portion of development properties, which have ongoing construction of tenant improvements.
(5)	The Neuhoff estimated project cost will be funded with a combination of $250.6 million of equity contributed by the joint venture partners and a $312.7 million construction loan.

Cousins Properties	25	Q1 2023 Supplemental Information

LAND INVENTORY

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
887 West Peachtree (1)	Atlanta	100%	Consolidated	1.6
The Avenue Forsyth-Adjacent Land	Atlanta	100%	Consolidated	10.4
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Corporate Center 5 & 6 (2)	Tampa	100%	Consolidated	14.1
Total				47.4	$166,514
					159351
Company's Share				46.4	$159,709

(1)	Includes a ground lease with future obligation to purchase.
(2)	Corporate Center 5 is controlled through a long-term ground lease.

Cousins Properties	26	Q1 2023 Supplemental Information

DEBT SCHEDULE (1)

Company's Share of Debt Maturities and Principal Payments
($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date	2023	2024	2025	2026	2027	Thereafter	Total Principal	Deferred Loan Costs	Total

Consolidated Debt - Floating Rate
Term Loan, Unsecured (Adjusted SOFR + 1.05% to 1.65%) (2)	100%	5.95%	3/3/25	$—	$—	$400,000	$—	$—	$—	$400,000	$(2,020)	$397,980
Credit Facility, Unsecured (Adjusted SOFR + 0.90% to 1.40%) (3)	100%	5.80%	4/30/27	—	—	—	—	172,300	—	172,300	—	172,300
Total Consolidated Floating Rate Debt				—	—	400,000	—	172,300	—	572,300	(2,020)	570,280

Consolidated Debt - Fixed Rate
Term Loan, Unsecured (4)	100%	5.38%	8/30/24	—	350,000	—	—	—	—	350,000	(936)	349,064
Senior Note, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(701)	274,299
Senior Note, Unsecured	100%	3.91%	7/6/25	—	—	250,000	—	—	—	250,000	(412)	249,588
Senior Note, Unsecured	100%	3.86%	7/6/28	—	—	—	—	—	250,000	250,000	(594)	249,406
Terminus (5)	100%	6.34%	1/15/31	—	—	—	—	—	221,000	221,000	(347)	220,653
Fifth Third Center	100%	3.37%	10/1/26	3,652	3,777	3,907	117,940	—	—	129,276	(230)	129,046
Senior Note, Unsecured	100%	3.78%	7/6/27	—	—	—	—	125,000	—	125,000	(270)	124,730
Colorado Tower	100%	3.45%	9/1/26	2,712	2,807	2,906	100,463	—	—	108,888	(329)	108,559
Senior Note, Unsecured	100%	4.09%	7/6/27	—	—	—	—	100,000	—	100,000	(222)	99,778
Domain 10	100%	3.75%	11/1/24	1,981	72,056	—	—	—	—	74,037	(498)	73,539
Total Consolidated Fixed Rate Debt				8,345	428,640	256,813	218,403	225,000	746,000	1,883,201	(4,539)	1,878,662

Total Consolidated Debt				8,345	428,640	656,813	218,403	397,300	746,000	2,455,501	(6,559)	2,448,942

Unconsolidated Debt - Floating Rate
Neuhoff (LIBOR + 3.45%) (6)	50%	8.25%	9/30/25	—	—	66,351	—	—	—	66,351	(1,540)	64,811
Total Unconsolidated Floating Rate Debt				—	—	66,351	—	—	—	66,351	(1,540)	64,811
									.
Unconsolidated Debt - Fixed Rate
Medical Offices at Emory Hospital (7)	50%	3.50%	6/1/23	31,205	—	—	—	—	—	31,205	(2)	31,203
Total Unconsolidated Fixed Rate Debt				31,205	—	—	—	—	—	31,205	(2)	31,203

Total Unconsolidated Debt				31,205	—	66,351	—	—	—	97,556	(1,542)	96,014

Total Debt				$39,550	$428,640	$723,164	$218,403	$397,300	$746,000	$2,553,057	$(8,101)	$2,544,956

Total Maturities (8)				$31,050	$420,865	$716,351	$215,159	$397,300	$746,000	$2,526,725
% of Maturities				1%	17%	28%	9%	16%	29%	100%

Continued on next page

Cousins Properties	27	Q1 2023 Supplemental Information

DEBT SCHEDULE (1)

Debt Maturity Schedule as of March 31, 2023

($ in thousands)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$31,050
Mortgage
Four 6-month extension options
$420,865
Mortgage $71
Term Loan $350
$716,351
Construction Loan $66
One 12-month extension option
Unsecured Senior Note $250
Term Loan $400
Four 6-month extension options
$215,159
Mortgages
$397,300
Credit Facility $172
Unsecured Senior Notes $225
$250,000
Unsecured Senior Note
$275,000
Unsecured Senior Note
$0
$221,000
Mortgages
2023
2024
2025
2026
2027
2028
2029
2030
2031

Continued on next page

Cousins Properties	28	Q1 2023 Supplemental Information

DEBT SCHEDULE (1)

Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Years) (9)
Floating Rate Debt	$638,651	25%	6.15%	2.6
Fixed Rate Debt	1,914,406	75%	4.38%	4.0
Total Debt	$2,553,057	100%	4.83%	3.7

(1)	All amounts are presented at Company share.
(2)
As of March 31, 2023, the spread over Adjusted SOFR (SOFR + 0.10%) under the Term Loan was 1.05%. The loan matures on March 3, 2025 with four consecutive options to extend the maturity date for an additional six months each. Subsequent to March 31, 2023, the Company entered into a floating-to-fixed interest rate swap with respect to $200 million of the $400 million Term Loan with an effective date of April 19, 2023 through the maturity date fixing the underlying SOFR rate at 4.298%.

(3)
As of March 31, 2023, the Company had $172.3 million drawn under the Credit Facility and had the ability to borrow the remaining $827.7 million. The spread over Adjusted SOFR (SOFR + 0.10%) under the Credit Facility at March 31, 2023 was 0.90%.

(4)
In the third quarter of 2022, the Company entered into a floating-to-fixed interest rate swap through the maturity date effectively fixing the underlying SOFR rate at 4.234%. The spread over Adjusted SOFR (SOFR + 0.10%) at March 31, 2023 was 1.05%. The Company has four consecutive options to extend the maturity date for an additional six months each.

(5)	Represents $123.0 million and $98.0 million non-cross collateralized mortgages secured by the Terminus 100 and Terminus 200 buildings, respectively.
(6)	The Company's share of the total borrowing capacity of the construction loan is $156.4 million. The joint venture has a one option to extend the maturity date for an additional 12 months. Effective April 10, 2023, the interest rate changed from LIBOR + 3.45% to SOFR + 3.45%.
(7)
Subsequent to quarter end, the Company executed a loan application for our Medical Offices at Emory Hospital property in Atlanta, owned in a 50-50 joint venture. This $83 million interest-only mortgage loan will have a 9-year term and a fixed interest rate of 4.80%. It is expected to close in the second quarter, with the proceeds used to pay off the existing $62 million mortgage maturing June 1, 2023.

(8)	Maturities include principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.
(9)	If the Company exercises all available extension options noted above, the weighted average years to maturity increases to 4.3 years.

Cousins Properties	29	Q1 2023 Supplemental Information

JOINT VENTURE INFORMATION (1)

Joint Venture	Property	Cash Flows to Cousins (2)	Options

Consolidated:
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to Partners; portions of cash amounts received in excess of contributed capital are paid to our partner as a promote.	Cousins can trigger a sale process, subject to a right of first offer that can be exercised by Partner.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put option under various circumstances.

Unconsolidated:
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or Partner can trigger a buyout upon which Cousins would receive the office component, and Partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Crawford Long-CPI, LLC	Medical Offices at Emory Hospital	50% of cash flows.	Cousins can put its interest to Partner, or Partner can call Cousins' interest, at a value determined by appraisal.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows until return of contributed capital to Partners; portions of cash amounts received in excess of contributed capital to equity partners are paid to development partner as a promote.	Cousins or its equity partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)	Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

Cousins Properties	30	Q1 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st

FFO and EBITDAre
Net income available to common stockholders	$278,586	$27,984	$34,052	$80,639	$24,118	$166,793	$22,196
Depreciation and amortization of real estate assets:
Consolidated properties	287,469	70,589	69,703	78,978	75,759	295,029	75,662
Share of unconsolidated joint ventures	9,674	1,124	1,111	1,189	503	3,927	479
Partners' share of real estate depreciation	(929)	(223)	(153)	(182)	(236)	(794)	(249)
Loss (gain) on depreciated property transactions:
Consolidated properties	(152,611)	69	(28)	20	(52)	9	2
Share of unconsolidated joint ventures	39	(124)	40	—	3	(81)	—
Sale of investments in unconsolidated joint ventures	(13,083)	—	—	(56,260)	(7)	(56,267)	—
Non-controlling interest related to unitholders	56	6	6	26	105	143	4
FFO (1)	409,201	99,425	104,731	104,410	100,193	408,759	98,094
Interest Expense	69,938	16,142	17,238	19,390	22,369	75,139	25,310
Non-Real Estate Depreciation and Amortization	623	155	158	138	107	558	108
EBITDAre (1)	479,762	115,722	122,127	123,938	122,669	484,456	123,512
FFO and Net Operating Income from Unconsolidated Joint Ventures
Income from Unconsolidated Joint Ventures	6,801	1,124	5,280	634	662	7,700	673
Depreciation and Amortization of Real Estate	9,674	1,124	1,111	1,189	503	3,927	479
Loss (gain) on sale of depreciated investment properties, net	39	(124)	40	—	3	(81)	—
FFO - Unconsolidated Joint Ventures	16,514	2,124	6,431	1,823	1,168	11,546	1,152
Loss (gain) on sale of undepreciated property	—	—	(4,500)	22	—	(4,478)	—
Interest Expense	2,911	617	689	1,010	287	2,603	280
Other Expense	46	11	16	19	24	70	14
Termination Fee Income	(81)	—	—	—	—	—	—
Other Income	(167)	(33)	(94)	(55)	(35)	(217)	(37)
Net Operating Income - Unconsolidated Joint Ventures	19,223	2,719	2,542	2,819	1,444	9,524	1,409

Market Capitalization
Common Stock Price at Period End	$40.28	$40.29	$29.23	$23.35	$25.29	$25.29	$21.38
Number of Common Stock/Units Outstanding at Period End	148,713	148,788	151,465	151,459	151,482	151,482	151,718
Equity Market Capitalization	5,990,160	5,994,669	4,427,322	3,536,568	3,830,980	3,830,980	3,243,731

Consolidated Debt	2,237,509	2,349,484	2,305,637	2,295,989	2,334,606	2,334,606	2,448,942
Share of Unconsolidated Debt	112,805	112,713	119,702	76,942	89,398	89,398	96,014
Debt (1)	2,350,314	2,462,197	2,425,339	2,372,931	2,424,004	2,424,004	2,544,956

Total Market Capitalization	8,340,474	8,456,866	6,852,661	5,909,499	6,254,984	6,254,984	5,788,687
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Cousins Properties	31	Q1 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st

Credit Ratios
Debt (1)	2,350,314	2,462,197	2,425,339	2,372,931	2,424,004	2,424,004	2,544,956
Less: Cash and Cash Equivalents	(8,937)	(7,000)	(4,057)	(5,507)	(5,145)	(5,145)	(3,585)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(4,285)	(9,217)	(13,110)	(10,894)	(1,721)	(1,721)	(8,905)
Net Debt (1)	2,337,092	2,445,980	2,408,172	2,356,530	2,417,138	2,417,138	2,532,466
Total Market Capitalization	8,340,474	8,456,866	6,852,661	5,909,499	6,254,984	6,254,984	5,788,687
Net Debt / Total Market Capitalization	28.0%	28.9%	35.1%	39.9%	38.6%	38.6%	43.7%

Total Assets - Consolidated	7,312,034	7,360,095	7,380,124	7,496,072	7,537,016	7,537,016	7,582,970
Accumulated Depreciation - Consolidated	1,065,047	1,110,315	1,158,044	1,218,996	1,261,752	1,261,752	1,314,000
Undepreciated Assets - Unconsolidated (1)	204,423	221,851	257,685	204,033	209,636	209,636	240,386
Less: Investment in Unconsolidated Joint Ventures	(77,811)	(93,307)	(103,215)	(106,389)	(112,839)	(112,839)	(136,721)
Total Undepreciated Assets (1)	8,503,693	8,598,954	8,692,638	8,812,712	8,895,565	8,895,565	9,000,635
Net Debt (1)	2,337,092	2,445,980	2,408,172	2,356,530	2,417,138	2,417,138	2,532,466
Net Debt / Total Undepreciated Assets (1)	27.5%	28.4%	27.7%	26.7%	27.2%	27.2%	28.1%

Coverage Ratios (1)
Interest Expense	69,938	16,142	17,238	19,390	22,369	75,139	25,310
Scheduled Principal Payments	18,131	4,675	4,719	4,764	3,616	17,774	2,272
Fixed Charges	88,069	20,817	21,957	24,154	25,985	92,913	27,582
EBITDAre	479,762	115,722	122,127	123,938	122,669	484,456	123,512
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.45	5.56	5.56	5.13	4.72	5.21	4.48

Net Debt	2,337,092	2,445,980	2,408,172	2,356,530	2,417,138	2,417,138	2,532,466
Annualized EBITDAre (2)	480,476	462,888	488,508	495,752	490,676	490,676	494,048
Net Debt / Annualized EBITDAre	4.86	5.28	4.93	4.75	4.93	4.93	5.13

Dividend Information
Common Dividends	185,176	48,447	48,523	48,398	48,525	193,893	48,598
FFO	409,201	99,425	104,731	104,410	100,193	408,759	98,094
FFO Payout Ratio	45.3%	48.7%	46.3%	46.4%	48.4%	47.4%	49.5%
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Cousins Properties	32	Q1 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands, except per share amounts)
	2021	2022 1st	2022 2nd	2022 3rd	2022 4th	2022	2023 1st

Net income available to common stockholders	$278,586	$27,984	$34,052	$80,639	$24,118	$166,793	$22,196
Depreciation and amortization of real estate assets	296,214	71,490	70,661	79,985	76,026	298,162	75,892
Loss (gain) on depreciated property transactions	(165,655)	(55)	12	(56,240)	(56)	(56,339)	2
Non-controlling interest related to unitholders	56	6	6	26	105	143	4
FFO (1)	409,201	99,425	104,731	104,410	100,193	408,759	98,094
Amortization of Deferred Financing Costs	3,063	973	923	818	683	3,397	1,030
Non-Cash Stock-Based Compensation	7,005	2,748	2,448	2,299	2,564	10,059	3,512
Non-Real Estate Depreciation and Amortization	623	155	158	138	107	558	108
Lease Inducements	3,434	351	375	440	463	1,629	492
Straight-Line Rent Ground Leases	449	124	121	121	125	491	126
Above and Below Market Ground Rent	159	92	82	82	83	339	82
Debt Premium Amortization	(3,664)	(916)	(998)	(998)	(1,001)	(3,913)	—
Deferred Income - Tenant Improvements	(9,430)	(633)	(611)	(3,139)	(3,022)	(7,405)	(3,609)
Above and Below Market Rents, Net	(10,762)	(1,771)	(1,669)	(1,538)	(1,466)	(6,444)	(1,559)
Second Generation Capital Expenditures (CAPEX)	(81,642)	(21,280)	(24,324)	(26,636)	(27,261)	(99,501)	(13,728)
Straight-Line Rental Revenue	(24,821)	(5,501)	(6,378)	(8,966)	(8,108)	(28,953)	(8,431)
Loss (Gain) on Sales of Undepreciated Investment Properties	64	—	(4,500)	22	—	(4,478)	—
FAD (1)	293,679	73,767	70,358	67,053	63,360	274,538	76,117
Weighted Average Shares - Diluted	148,891	149,002	149,142	151,695	151,835	150,419	151,880
FAD per share	$1.97	$0.50	$0.47	$0.44	$0.42	$1.83	$0.50
Common Dividends	185,176	48,447	48,523	48,398	48,525	193,893	48,598
Common Dividends per share	$1.24	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32
FAD Payout Ratio	63.1%	65.7%	69.0%	72.2%	76.6%	70.6%	63.8%

Operations Ratio
Total Undepreciated Assets (1)	8,503,693	8,598,954	8,692,638	8,812,712	8,895,565	8,895,565	9,000,635
General and Administrative Expenses	29,321	8,063	6,996	6,498	6,762	28,319	8,438
Annualized General and Administrative Expenses (2) / Total Undepreciated Assets	0.34%	0.38%	0.32%	0.29%	0.30%	0.30%	0.37%

2nd Generation CAPEX
Second Generation Leasing Related Costs	58,908	13,898	20,524	19,136	14,771	68,329	11,182
Second Generation Building Improvements	22,734	7,382	3,800	7,500	12,490	31,172	2,546
	81,642	21,280	24,324	26,636	27,261	99,501	13,728

(1) Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.
(2) Amounts represent most recent quarter annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

Cousins Properties	33	Q1 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

FUNDS FROM OPERATIONS

	($ in thousands, except per share amounts)
	Three Months Ended March 31,
	2023			2022
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$22,196	151,579	$0.15	$27,984	148,739	$0.19
Noncontrolling interest related to unitholders	4	25	—	6	25	—
Conversion of unvested restricted stock units	—	276	—	—	238	—

Net Income — Diluted	22,200	151,880	0.15	27,990	149,002	0.19
Depreciation and amortization of real estate assets:
Consolidated properties	75,662	—	0.50	70,589	—	0.47
Share of unconsolidated joint ventures	479	—	—	1,124	—	0.01
Partners' share of real estate depreciation	(249)	—	—	(223)	—	—
Loss on depreciated property transactions:
Consolidated properties	2	—	—	69	—	—
Share of unconsolidated joint ventures	—	—	—	(124)	—	—
Funds From Operations	$98,094	151,880	$0.65	$99,425	149,002	$0.67

The tables above show FFO and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the Nareit definition, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.

Cousins Properties	34	Q1 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

	($ in thousands)
	Three Months Ended
Net Operating Income	March 31, 2023	March 31, 2022

Net income	$22,356	$28,163
Net operating income from unconsolidated joint ventures	1,409	2,719
Fee income	(374)	(1,388)
Termination fee income	(136)	(1,462)
Other income	(2,278)	(2,283)
Reimbursed expenses	207	360
General and administrative expenses	8,438	8,063
Interest expense	25,030	15,525
Depreciation and amortization	75,770	70,744
Other expenses	385	221
Income from unconsolidated joint ventures	(673)	(1,124)
Loss on investment property transactions	2	69
Net Operating Income	130,136	119,607
Less:
Partners' share of NOI from consolidated joint ventures	(462)	(452)
Cousins' share of NOI	$129,674	$119,155

Net Operating Income	$130,136	$119,607
Non-cash income	(13,448)	(8,075)
Non-cash expense	224	229
Cash-Basis Net Operating Income	$116,912	$111,761

Net Operating Income
Same Property	$122,020	$115,829
Non-Same Property	8,116	3,778
	$130,136	$119,607

Cash-Basis Net Operating Income
Same Property	$113,398	$108,074
Non-Same Property	3,514	3,687
	$116,912	$111,761

Cousins Properties	35	Q1 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

RECONCILIATION OF 2023 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2023 PROJECTED FFO

	Full Year 2023 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders and Net Income	$85,459	$0.56	$100,665	$0.66
Add: Noncontrolling interest related to unitholders	16	—	16	—

Net Income	85,475	0.56	100,681	0.66
Add: Depreciation and amortization of real estate assets	302,265	1.99	302,265	1.99
Funds From Operations	$387,740	$2.55	$402,946	$2.65

(1) Calculated based on projected weighted average shares outstanding of 152.1 million.

Cousins Properties	36	Q1 2023 Supplemental Information

NON-GAAP FINANCIAL MEASURES - DEFINITIONS
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following lists non-GAAP financial measures that the Company commonly uses, a description for each measure, the reasons that management believes the measure is useful to investors and, if material, additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and transaction costs and include deductions for second generation Capital Expenditures ("CAPEX"). Management believes that FAD provides analysts and investors with information that assists in the comparability of the Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used in the real estate industry. The Company calculates FFO in accordance with the Nareit definition: net income (loss) available to common stockholders (computed in accordance with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt, less consolidated cash and cash equivalents and our share of unconsolidated cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income) less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, and impairment are also excluded from NOI for the reasons described under FFO above.
“Same Property Net Operating Income” represents Net Operating Income or Cash-Basis Net Operating Income for those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. A project is stabilized when it is substantially complete and held for occupancy, which is the earlier of (1) the date on which the project achieves 90% economic occupancy or (2) one year from cessation of major construction activity on the core building development. Same Property Net Operating Income or Cash-Basis Same Property Net Operating Income allows analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building CAPEX” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, leasing costs for spaces that have been vacant for one year or more, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and leasing costs and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.

Cousins Properties	37	Q1 2023 Supplemental Information